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ASSET-BACKED FINANCING FACILITY
ADVANTA BUSINESS SERVICES CORP., AS SERVICER
MONTHLY SERVICER CERTIFICATE

COLLECTION PERIOD:   September 1, 1998 - September 30, 1998

SETTLEMENT DATE:   15-Oct-98

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A. SERIES INFORMATION

   ADVANTA LEASING RECEIVABLES CORP. IV AND
   ADVANTA LEASING RECEIVABLES CORP. V
   EQUIPMENT RECEIVABLES ASSET-BACKED NOTES,
   SERIES 1998-1

I. SERIES INFORMATION INCLUDING PLEDGED PROPERTY CONVEYED
   (a.) Beginning Aggregate Contract Principal Balance ("ACPB") ................................................  $ 375,000,304.42
   (b.) Contract Principal Balance of all Collections allocable to Contracts .................  $  15,688,640.68
   (c.) Contract Principal Balance of Charged-Off Contracts ..................................  $     791,765.39
   (d.) Total decline in Principal Balance .....................................................................  $  16,480,406.07

        PLEDGES ON THIS SETTLEMENT DATE
   (e.) Aggregate Contract Principal Balance of all Contracts pledged on this
        Settlement Date in accordance with section 1.03 of the Supplement ......................................  $  16,480,413.26

   (f.) Amounts to be on deposited in Additional Property Funding Account as of this Settlement Date ...........              0.00

   (g.) Ending Aggregate Contract Principal Balance of all Contracts as of this Settlement Date ................  $ 375,000,311.61

        BALANCES ON THIS SETTLEMENT DATE AFTER PAYMENT ON THE RELATED PAYMENT DATE
   (h.) Class A Principal Balance as of this Settlement Date ...................................................  $ 331,200,000.00
        (Class A Note Factor) 1.0000000
   (i1.) Class A-1 Principal Balance .........................................................  $  72,000,000.00
   (i2.) Class A-2 Principal Balance .........................................................  $ 190,000,000.00
   (i3.) Class A-3 Principal Balance .........................................................  $  23,300,000.00
   (i4.) Class A-4 Principal Balance .........................................................  $  45,900,000.00
   (j.) Class B Principal Balance as of this Settlement Date ...................................................  $  18,938,000.00
        (Class B Note Factor) 1.0000000
   (k.) Class C Principal Balance as of this Settlement Date ...................................................  $   9,862,000.00
        (Class C Note Factor) 1.0000000
   (l.) Class D Principal Balance as of this Settlement Date ...................................................  $  15,000,304.00
        (Class D Note Factor) 1.0000000

II. COMPLIANCE RATIOS

   (a.) Aggregate Contract Balance Remaining ("CBR") of all Contracts as of the related Calculation Date .......  $ 398,554,826.31
   (b1.) % of CBR 31 days or more delinquent as of the related Calculation Date ................................              5.81%
   (b2.) Preceeding Month %:  Aug-98 ...........................................................................              5.12%
   (b3.) 2nd Preceeding Month %:  Jul-98 .......................................................................              5.01%
   (b4.) Three month rolling average % of CBR 31 days or more delinquent .......................................              5.31%
   (c.) (Revolving Period Only)
        Does the current month % of CBR which are 31 days or more delinquent exceed 11.5% ? Y or N .............                NO
        (If Yes, then an Amortization Event occurs)

   (d.) Does the three month rolling average % of CBR which are 31 days or more delinquent exceed 10.5% ? Y or N                NO
        (If Yes, then an Amortization Event occurs)

   (e1.) Monthly Net Loss Percentage for the related Collection Period .........................................              0.13%
   (e2.) Preceeding Month %: Aug-98 ............................................................................              0.13%
   (e3.) 2nd Preceeding Month %: Jul-98 ........................................................................              0.14%
   (e4.) Three month average % of Monthly Net Loss Percentage ..................................................              0.13%
         (If greater than 3.75%, then an Amortization Event Occurs)

       (Amortization Period Only)
   (f) Cumulative Net Loss Percentage as of the related Collection Period ......................................               N/A
       Does the Cumulative Net Loss Percentage exceed
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
   (f1.) 4.0 % from the Beginning Period to and including 12th Collection Period ? Y or N ...................             N/A
   (f2.) 5.5 % from 13th Collection Period to and including 24th Collection Period ? Y or N .................             N/A
   (f3.) 7.0 % from 25th Collection Period and thereafter ? Y or N ..........................................             N/A
         (If Yes to f1 or f2 or f3, then a Residual Event occurs)

   (g1.) Residual Realization for the related Collection Period > 100% (YES/NO) .............................             YES
   (g2.) Preceeding Month: Aug-98 > 100% (YES/NO) ...........................................................             YES
   (g3.) 2nd Preceeding Month: Jul-98 > 100% (YES/NO) .......................................................             YES
   (g4.) Three month rolling average Residual Realization Ratio > 100% (YES/NO) .............................             YES
         (If less than 100%, then a Residual Event Occurs)

III. FLOW OF FUNDS

        The amount of available funds on deposit in the Series 1998-1 Facility Account ......................  $18,720,912.51
    (1) On each Payment Date prior to the Amortization Date
   (a.) To the Servicer, Nonrecoverable Servicer Advances and other amounts due .............................            0.00
   (b.) To the Servicer, if ABS is not the Servicer, Servicing Fee and Ancillary Servicing Income, if any ...            0.00

        To Series 1998-1 Noteholders:
   (c.) To Class A, the total Class A Note Interest and Class A Overdue Interest for the related period .....  $ 1,611,575.83
        Interest on Class A-1 Notes .........................................................  $   346,200.00
        Interest on Class A-2 Notes .........................................................  $   921,500.00
        Interest on Class A-3 Notes .........................................................  $   115,140.83
        Interest on Class A-4 Notes .........................................................  $   228,735.00
   (d.) Interest on Class B Notes for the related period ....................................................  $    96,268.17
   (e.) Interest on Class C Notes for the related period ....................................................  $    53,336.98

   (f.) Available Funds remaining in Series 1998-1 Facility Account .........................................  $16,959,731.53

        From (x) the amount remaining in the Facility Account and ...........................  $16,959,731.53
        (y) the amount on deposit in the Additional Property Funding Account ("APFA") .......            0.00
        ("Available Additional Property Funding Amount") as follows: ........................................  $16,959,731.53

    (A) To the Series Obligors, an amount equal to the least of .............................................  $15,688,640.68
        (i) the Available Additional Property Funding Amount ................................  $16,959,731.53
        (ii) the sum of (a) the excess ACPB as of the second
        preceding Calc. Date over
        the ACPB as of the preceding Calc. Date plus (b) ....................................  $15,688,640.68
        amount on deposit in the APFA on such payment date and ..............................            0.00
        (Additional Property Funding Requirement)

        (iii) ACPB of all Additional Contracts actually pledged on the Payment Date .........  $16,480,413.26
        and
    (B) To the Additional Property Funding Account, the lesser of ...........................................            0.00
        (i) the excess, if any, (x) Additional Property Funding Requirement over ............  $15,688,640.68
        (y) ACPB of all Additional Contracts actually pledged on the Payment Date ...........  $16,480,413.26
        Subtotal ............................................................................  $  (791,772.58)
        and (ii) the remaining Available Additional Property Funding Amount .................  $ 1,271,090.85

   (g1) Until the Reserve Account Funding Date:
        To the Reserve Account, the amount equal to the Servicing Fee otherwise payable to ABS

   (g2) After the Reserve Account Funding Date:
        To the Servicer, ABS, the Servicing Fee plus Ancillary Servicing Income, if any .....................      312,500.25

    (h) To the Reserve Account, the amount needed to increase the amount on deposit in the Reserve Account to
        the Required Reserve Amount for such Payment Date ...................................................            0.00

    (i) Upon the occurrence of a Residual Event the lesser of:
        (A) the Available Funds remaining on deposit in the Facility Account and ............            0.00
        (B) the aggregate amount of Residual Receipts included in Available Funds ...........            0.00
        To be deposited to the Residual Account .............................................................            0.00

    (2) On the Payment Date which is also the Amortization Date and each Payment Date thereafter

   (a.) To the Servicer, Unrecoverable Servicer Advances ....................................................             N/A
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
   (b.) To the Servicer, if ABS is not the Servicer, Servicing Fee and Ancillary Servicing Income, if any ....              N/A
   To Series 1998-1 Noteholders:
   (c.) To Class A, the total Class A Note Interest and Class A Overdue Interest for the related period ......              N/A
                  Interest on Class A-1 Notes ...............................................              N/A
                  Interest on Class A-2 Notes ...............................................              N/A
                  Interest on Class A-3 Notes ...............................................              N/A
                  Interest on Class A-4 Notes ...............................................              N/A
   (d.) Interest on Class B Notes for the related period .....................................................              N/A
   (e.) Interest on Class C Notes for the related period .....................................................              N/A
   (f.) To Series 1998-1 Noteholders:
        To Class A, the total Principal Payment and Class A Overdue Principal, if any ........................              N/A
                  Principal Payment to Class A-1 Noteholders ................................              N/A
                  Principal Payment to Class A-2 Noteholders ................................              N/A
                  Principal Payment to Class A-3 Noteholders ................................              N/A
                  Principal Payment to Class A-4 Noteholders ................................              N/A
        To Class B for Principal Payment and Overdue Principal, if any .......................................              N/A
        To Class C for Principal Payment and Overdue Principal, if any .......................................              N/A

   (g) Overdue Principal (included in the Principal Payments per above, if any):
       To Class A, total for Overdue Principal ...............................................................              N/A
                  Overdue Principal to Class A-1 ............................................              N/A
                  Overdue Principal to Class A-2 ............................................              N/A
                  Overdue Principal to Class A-3 ............................................              N/A
                  Overdue Principal to Class A-4 ............................................              N/A
       To Class B for Overdue Principal ......................................................................              N/A
       To Class C for Overdue Principal ......................................................................              N/A

   (h1.) Until the Reserve Account Funding Date:
         To the Reserve Account, the amount equal to the Servicing Fee otherwise payable to ABS ..............              N/A
   (h2.) After the Reserve Account Funding Date:
         To the Servicer, ABS, the Servicing Fee plus Ancillary Servicing Income, if any .....................              N/A

    (i.) To the Reserve Account, the amount needed to increase the amount on deposit in the Reserve Account to
         the Required Reserve Amount for such Payment Date ...................................................              N/A

   (j.) Upon the occurrence of a Residual Event the lesser of:
   (j1.) (A) the Available Funds remaining on deposit in the Facility Account and ...........              N/A
   (j2.) (B) the aggregate amount of Residual Receipts included in Available Funds ..........              N/A
   (j3.) To be deposited to the Residual Account .............................................................              N/A
   (k.) To Class D Noteholders for Principal Payment .........................................................              N/A
   (l.) To Class D Noteholders for Overdue Principal, if any .................................................              N/A
    (3) To ABS, the Servicing Fee previously due, but deposited to the Reserve Account .......................  $            --
    (4) To the Series Obligors, as holders of the Residual Interest, any Available Funds remaining on deposit
        in the Facility Account ..............................................................................  $    958,590.59

IV. SERVICER ADVANCES
   (a.) Aggregate amount of Servicer Advances at the beginning of the related Collection Period ..............     4,009,513.16
   (b.) Servicer Advances reimbursed during the related Collection Period ....................................        92,880.09
   (c.) Amount of unreimbursed Servicer Advances to be reimbursed on the
        Settlement Date ......................................................................................             0.00
   (d.) Servicer Advances made during the related Collection Period ..........................................  $  1,290,162.18
   (e.) Aggregate amount of Servicer Advances at the end of the Collection
        Period ...............................................................................................  $  5,206,795.25

V. RESERVE ACCOUNT

 (a.) Amount on deposit at the beginning of the related Collection Period ....................................  $ 11,700,000.00
 (b.) Amounts used to cover shortfalls, if any, for the related Collection Period ............................  $            --
 (c.) Amounts transferred from the Facility Account, if applicable ...........................................  $            --
 (d.) Interest earned on Reserve Balance .....................................................................  $     51,167.56
 (e.) Reserve Account Ending Balance before calculating Required Reserve Amount ..............................  $ 11,751,167.56
 (f.) Required Reserve Amount needed as of the related Collection Period .....................................  $ 11,700,000.00
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
 (g1.) If (f) is greater than (e), then amount of shortfall ..................................................             0.00
 (g2.) If (e) is greater than (f), then excess amount to be transferred to the Series Obligors ...............        51,167.56
 (h.) Amounts on deposit as of this Settlement Date (e minus g2) .............................................  $ 11,700,000.00

VI. RESIDUAL ACCOUNT

 (a.) Amount on deposit at the beginning of the related Collection Period ....................................             0.00
 (b.) Amounts transferred from the Facility Account ..........................................................             0.00
 (c.) Amounts used to cover shortfalls for the related Collection Period .....................................             0.00
 (d.) Amount on deposit as of this Settlement Date ...........................................................             0.00

VII. ADDITIONAL PROPERTY FUNDING ACCOUNT
 (a.) Amount on deposit at the beginning of the related Collection Period ....................................             0.00
 (b.) Amounts transferred from the Facility Account ..........................................................             0.00
 (c.) Amounts transferred to the Series Obligors .............................................................             0.00
 (d.) Amount on deposit as of this Settlement Date ...........................................................             0.00

VIII. ADVANCE PAYMENTS
 (a.) Beginning aggregate Advance Payments ...................................................................  $  3,093,523.94
 (b.) Amount of Advance Payments collected during the related Collection Period ..............................  $  2,171,778.22
 (c.) Investment earnings for the related Collection Period ..................................................  $     18,952.54
 (d.) Amount of Advance Payments withdrawn for deposit into Facility Account .................................  $  2,648,403.79
 (e.) Ending aggregate Advance Payments ......................................................................  $  2,635,850.91
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 ADVANTA BUSINESS SERVICES CORP., AS SERVICER

 BY: /s/ Susan McVeigh

 TITLE: Treasurer

 DATE: October 9. 1998


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